Exhibit 10.20

Island Heritage - EXECUTION COPY

15 March 2006

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, dated as of March 15, 2006 (this “Agreement”), is between Flagstone Reinsurance Bermuda Limited, a Bermuda reinsurance company (the “Buyer”) and Haverford (Bermuda) Limited, a Bermuda investment management company (the “Shareholder”).

SUMMARY OF TRANSACTION

The Shareholder owns 63,783 common shares (the “Shares”) of Island Heritage Insurance Company, a Cayman Island insurance company (the “Company”). The Buyer wishes to acquire the Shares from the Shareholder on the terms set forth in this Agreement. In consideration of the mutual covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, and in order to set forth the terms and conditions of the Buyer’s acquisition of the Shares, the parties agree as follows:

ARTICLE I

PURCHASE OF SHARES

1.01        Purchase of Shares. The Buyer agrees to purchase the Shares from the Shareholder on the terms and subject to the conditions set forth in this Agreement.

1.02        Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place as of the close of business on 31 March 2006 (or, if the conditions to the closing contained in this Agreement have not been satisfied or waived by such date, then three business days after the satisfaction or waiver of the last such condition) (the “Closing Date”), at the offices of Carter Ledyard & Milburn LLP, or at such other place or time as the parties may agree.

1.03        Estimated Closing Date Balance Sheet. No more than five business days and no less than one full business day before the Closing Date, the Shareholder will deliver to the Buyer an unaudited estimated balance sheet of the Company, estimated as of the time of the Closing (the “Estimated Closing Date Balance Sheet”), prepared in conformity with GAAP applied on a consistent basis.

1.04        Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration for the Shares, the Buyer will pay to the Shareholder at the Closing, by wire transfer or certified or cashier’s check, an amount in cash (the “Purchase Price”) equal to 1.45 times the book value as shown on the Estimated Closing Date Balance Sheet, multiplied by the Shareholder’s Ratio. The “Shareholder’s Ratio” shall mean the percentage obtained by dividing the number of Shares by the total number of common shares of the Company outstanding as of the Closing Date. The foregoing Purchase Price is subject to adjustments as set forth in Section 1.05, below.

1.05        Adjustment of Purchase Price.

(a)           As soon as an audit of the Closing Date financial statements is complete, and in no event later than 90 days from the Closing Date, the Shareholder will deliver to the Buyer audited balance sheet and related financial statements of the Company as of the time of the Closing, prepared in conformity with GAAP applied on a consistent basis (and on a basis consistent with that of the Estimated Closing Date Financial Statements) and certified by the chief executive officer and chief financial officer of the Company (the “Closing Date Financial Statements”). Within 5 business days of the delivery of the Closing Date Financial Statements, to the extent that the book value as shown in the Closing Date Financial Statements is different from the book value as shown on the Estimated Closing Date Financial Statements, the Buyer or the Shareholder, as the case may be, shall make an appropriate payment to the other as an adjustment to the Purchase Price.

(b)           As soon as an audit of the Company’s financial statements as of March 31, 2007 is complete, and in no event later than June 30, 2007, the Shareholder will deliver to the Buyer audited balance sheet and related financial statements of the Company as of March 31, 2007, prepared in conformity with GAAP applied on a consistent basis (and on a basis consistent with that of the Estimated Closing Date Financial Statements and the Closing Date Financial Statements) and certified by the chief executive officer and chief financial officer of the Company (the “March 2007 Financial Statements”). Within 5 business days of the delivery of the March 2007 Financial Statements, to the extent that the amount of incurred insurance losses of the Company as of the Closing Date, as shown on the March 2007 Financial Statements, is different from the amount of the incurred insurance losses of the Company as of the Closing Date, as shown on the Closing Date Financial Statements, and to the extent that such difference is attributable to losses incurred by the Company prior to the Closing Date and solely as a result of its insurance policy underwriting liabilities, the Buyer or the Shareholder, as the case may be, shall make an appropriate payment to the other as an adjustment to the Purchase Price; provided that (x) no adjustment to the Purchase Price pursuant to this paragraph (b) shall be required if the payment otherwise required by this paragraph (b) would be less than or equal to $300,000.

(c)           Payments pursuant to paragraph (a) or (b) above shall be made in accordance with the terms applicable thereto and without interest.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDER

As an inducement to the Buyer to enter into this Agreement, the Shareholder represents and warrants to the Buyer as follows:

2.01        Organization; Qualification. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of Bermuda.

2.02        Capitalization. The total authorized share capital of the Company consists of 500,000 common shares of which a total of 320,000 shares are issued and outstanding. Other than this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) by the Company, or by the Shareholder, of the Shares or other share capital of the Company, other than (a) outstanding executive options for common shares of the Company not in excess of 20,500 shares in the aggregate and (b) the Company’s performance share unit agreement. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding share capital of the Company. Other than the voting agreement under the terms of the shareholder agreement between the Company and its shareholders dated 21 June 2005, There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to the Shares.

2.03        Title to Shares. The Shareholder owns, and at the Closing will own, the all of the Shares, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations affecting its ability to vote the Shares.

2.04        Authority Relative to this Agreement. The Shareholder has full legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

2.05        Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Sharholder nor the consummation of the other transactions contemplated by this Agreement will (i) violate any material agreement or other instrument of the Company, (ii) require the Shareholder to obtain the consent or approval of any governmental authority nor (iii) result in a material adverse effect on the business, assets, liabilities (financial or otherwise), results of operations, prospects or affairs of the Company (a “Material Adverse Effect”).

2.06        Financial Statements. The Shareholder has previously furnished to the Buyer a true and correct copy of (a) the balance sheet of the Company as of December 31, 2005, and (b) the related income statements and cash flow statements of the Company for the fiscal year ended December 31, 2005 (collectively the “Financial Statements”). The Shareholder has no knowledge of any material error or omission in the Financial Statements.

2.07        Undisclosed Liabilities. To the best of the Shareholder’s knowledge after reasonable due inquiry, there are no basis for any claim against the Company for any material liability or obligation not fully reflected or reserved against in the Financial Statements.

2.08        Full Disclosure. No representation or warranty of the Shareholder and no information, Schedule or certificate furnished or to be furnished by or on behalf of the Shareholder to the Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading. To the best of the Shareholder’s knowledge, the Shareholder has informed the Buyer of all facts that could reasonably be anticipated to have a Material Adverse Effect.

2.09        Representations and Warranties True at the Closing Date. The representations and warranties of the Shareholder herein and in any Schedule attached hereto shall be true and complete at the Closing Date with the same effect as though made at and as of such time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE BUYER

As an inducement to the Shareholder to enter into this Agreement, the Buyer represents and warrants to the Shareholder as follows:

3.01        Organization. The Buyer is an exempt company duly organized, validly existing and in good standing under the laws of Bermuda.

3.02        Authority Relative to this Agreement. The Buyer has full legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

3.03        Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the other transactions contemplated by this Agreement will (i) violate any material agreement or other instrument of the Buyer, or (ii) require the Buyer to obtain the consent or approval of any governmental authority, other than the Cayman Islands Monetary Authority.

ARTICLE IV

COVENANTS PENDING CLOSING

4.01        Consents. The parties hereto will use their best efforts to obtain consents, if any, of all persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

4.02        Public Announcements. Except as may be required by law, each party agrees to make no public announcements concerning the transactions contemplated by this Agreement without the consent of the other parties.

ARTICLE V

CLOSING CONDITIONS

5.01        Mutual Conditions. The respective obligations of the Buyer and the Shareholder to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           No Limitations. None of the Shareholder, the Company or the Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement or (ii) would impose any limitation on the ability of the Buyer effectively to exercise full rights of ownership of the Shares.

(b)           CIMA Notices. All notifications to the Cayman Islands Monetary Authority necessary for the consummation of the transactions contemplated hereby shall have been made.

5.02        Conditions to the Obligations of the Shareholder. The obligations of the Shareholder to effect the transactions contemplated by this Agreement shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Shareholder:

(a)           The Buyer shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and the representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date; and

(b)           At the Closing, the Buyer shall have delivered the Purchase Price to the Shareholder as contemplated by Section 1.04.

5.03        Conditions to the Obligations of The Buyer. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

(a)           The Shareholder shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of the Shareholder set forth in this Agreement (without regard to any updated information provided pursuant to Section 4.03 hereof) shall be true and correct as of the Closing Date as though made at and as of the Closing Date;

(b)           There shall not have been, since the date of the Financial Statements, any Material Adverse Change;

(c)           At or prior to Closing, the licenses, permits and other governmental approvals and authorizations and the consents of third parties required to effect the transactions contemplated by this Agreement shall have been obtained and delivered to the Buyer; and

(d)           The Buyer shall have completed its due diligence review of the business and operations of the Company and shall not have found that any of the representations and warranties of the Shareholder set forth in this Agreement are incomplete or incorrect in any material respect (except for representations and warranties which by their terms are qualified as to materiality, which shall be complete and correct as written).

ARTICLE VI

POST-CLOSING COVENANTS

6.01        Commissions and Fees. The Shareholder, on one hand,  and the Buyer, on the other hand, each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation. The Shareholder, on the one hand, and the Buyer, on the other hand, will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder’s fees (other than as described above) incurred by reason of any action taken by such party.

6.02        Sales and Transfer Taxes. All sales and transfer taxes (including all share transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby and thereby will be borne by the Shareholder, and the Shareholder will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such sales and transfer taxes, and, if required by applicable law, the Buyer will join in the execution of any such Tax Returns or other documentation.

ARTICLE VII

GOVERNING LAW

7.01        Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

IN WITNESS WHEREOF, the Company, the Buyer and the Shareholder each has caused this Agreement to be executed by its duly authorized representative, each as of the date first above written.

HAVERFORD (BERMUDA) LIMITED

By:	/s/ Mark Byrne

FLAGSTONE REINSURANCE BERMUDA LIMITED

By:	/s/ David Brown